                                                                    EXHIBIT 10.4

                  AGREEMENT TO PURCHASE SECURITIES AND CLAIMS


          THIS AGREEMENT TO PURCHASE SECURITIES AND CLAIMS (this "Agreement"),
                                                                  ---------
dated as of December 21, 1994, is by and between Hernandez Partners, a California general partnership ("Purchaser"), and TLMD Partners II, L.L.C., a
                                 ---------
Delaware limited liability company ("Seller").  Capitalized terms used and not
                                     ------
defined herein shall have the meanings ascribed to them in the Second Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code of Telemundo Group, Inc. dated April 29, 1994.

                                   RECITALS:
                                   --------

          A.  On or about June 8, 1993 (the "Petition Date"), Telemundo Group,
                                             -------------
Inc. (the "Debtor") filed a petition for relief under Chapter 11 of Title 11 of
           ------
the United States Code, as amended (the "Bankruptcy Code"), with the United
                                         ---------------
States Bankruptcy Court for the Southern District of New York, commencing Chapter 11 case No. 93-B-42967(JLG) (the "Case").
                                          ----

          B. Seller is the owner of at least $901,218 principal amount of 13 5/8% Debentures and $15,384,633 principal amount of 1992 Zero Coupon Notes.

          C. Proofs of claim in the Case have been filed with respect to the 13 5/8% Debentures, the 1993 Zero Coupon Notes and the 1992 Zero Coupon Notes owned by Seller.

          D. Seller desires to sell, transfer, and assign to Purchaser, and Purchaser desires to purchase from Seller, all of Seller's right, title and interest in and to (i) $901,218 principal amount of 13 5/8% Debentures and $15,384,633 principal amount of 1992 Zero Coupon Notes (collectively, the "Sale
                                                                           ----
Debentures") and (ii) the related 13 5/8% Debenture Claims, 1993 Zero Coupon
- ----------
Notes Claims and 1992 Zero Coupon Notes Claims (collectively, the "Sale
                                                                   ----
Claims"), upon the terms and conditions set forth herein.
- ------

          NOW, THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

       Section 1.  Purchase and Sale of Sale Debentures and Sale Claims.
                   ----------------------------------------------------
Subject to the terms and conditions of this Agreement, effective upon execution of this Agreement by the parties, Seller hereby sells, transfers and assigns to Purchaser, and, effective upon execution of this Agreement by the parties, Purchaser hereby purchases and acquires from Seller, all of Seller's rights, title and interest in and to the Sale Debentures and Sale Claims, in consideration of payment to Seller of the Purchase Price (as defined below).

          Section 1.01 (a)  Purchase Price.  The purchase price (the " Purchase
                            --------------                             --------
Price") payable by Purchaser for the Distribution Stock (in respect of the Sale
- -----
Debentures and Sale Claims) shall be an amount equal to (x) $10.00 per share multiplied by (y) the number of shares of Common Stock to be issued and delivered to or for the account of Purchaser (as used herein, this means its account at U.S. Trust Company) in respect of the Sale Debentures and the Sale Claims (the "Distribution Stock") (the "Cash Amount").

            (b) Undertaking.  Purchaser shall deliver to Seller in the manner
                -----------
set forth below such cash, Warrants and other consideration (other than Distribution Stock) as are to be received by Purchaser pursuant to the Plan with respect to the Sale Debentures and Sale Claims (the "Distributions"), which shall be considered to have been received by Purchaser on behalf of Seller.

          Section 1.02 Payment of Purchase Price and Delivery of Distributions.
                       -------------------------------------------------------
(a) Upon delivery of certificates to or for the account of Purchaser evidencing all of the Distribution Stock, free and clear of all Liens (as hereinafter defined) (such delivery date, the "Stock Delivery Date"), Purchaser shall pay to Seller in cash by wire transfer in immediately available funds, to such account as Seller has specified, an amount equal to the Cash Amount.

            (b) Purchaser shall deliver to Seller the Distributions promptly, and in any event within three business days, after receipt thereof by Purchaser. The Distributions shall be delivered to Seller in the same form as received by Purchaser, together with any appropriate documents of transfer, if any, as Seller shall reasonably require and shall be free and clear of all Liens created by or as a result of actions or omissions of the Purchaser other than the Lien created by this Section 1.03 in favor of Seller. Seller and Purchaser agree to use their best efforts, promptly after the date of consummation of the Plan, to cause certificates evidencing all of the Distribution Stock to be delivered to or for the account of Purchaser in accordance with the terms of this Agreement and to cause to be delivered to or for the account of Seller all of the Distributions in accordance with the terms of this Agreement.

            (c) Upon execution of this Agreement by the parties, Seller shall deliver to or for the account of Purchaser, the Sale Debentures and Sale Claims, for re-delivery to Seller in accordance with Section 1.03 (which re-delivery shall be deemed to occur contemporaneously with such delivery to Purchaser).

          Section 1.03  Security Interest.  In order to secure Purchaser's
                        -----------------
obligation to deliver the Cash Amount and Distributions when due, Purchaser hereby grants a security interest in the Sale Claims and Sale Debentures (and proceeds thereon) to Seller in accordance with, and is executing contemporaneously herewith, a Pledge Agreement substantially in the form of Exhibit A, and upon delivery by Seller to or for the account of Purchaser agrees
- ---------
to deliver certificates representing the Sale Debentures, with bond powers executed in blank (or, if certificates for the Sale Debentures are not delivered to Purchaser, such other documentation and agreements, as Seller shall reasonably request in order to allow it to perfect the security interest contemplated by the Pledge Agreement), and such other documents as Seller shall reasonably request, to Seller. In order to more fully effect the delivery of the Distributions to Seller, Purchaser shall instruct U.S. Trust Company, and, if requested by Seller, the Indenture Trustees for the Sale Debentures (the "Trustees"), or cause the Trustees to be instructed, in such form as Seller
 --------
shall reasonably request, that upon consummation of the Plan, the Distributions shall be delivered directly to, and in the name of, the Seller or such person as the Seller shall designate, and shall take such other actions as Seller shall reasonably request. The parties agree that Purchaser is not, by virtue of this Agreement or the transactions contemplated hereby, guaranteeing the payment of any principal or interest to be paid on the Distributions in accordance with the constituent documents pursuant to which the Distributions were created.

          Section 1.04  Shareholders Agreement.  On the date hereof and
                        ----------------------
contemporaneously with the transfer of the Sale Debentures and Sale Claims, Purchaser, Seller and other persons are entering into a Shareholders Agreement substantially in the form of Exhibit B.
                             ---------

       Section 2.  Representations and Warranties of Seller.  Seller hereby
                   ----------------------------------------
represents and warrants to Purchaser, its successors and assigns, as of the date hereof and as of the Stock Delivery Date, that:

          Section 2.01  Due Organization; Authority.  Seller is a limited
                        ---------------------------
liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

          Section 2.02  Enforceability.  This Agreement has been duly
                        --------------
authorized, executed and delivered by Seller and constitutes the legal, valid and binding agreement of Seller, enforceable in accordance with its terms.

          Section 2.03  Title.  On the date hereof Seller is the owner of and
                        -----
has good and marketable title to all of the Sale Debentures and the Sale Claims, free and clear of all liens, charges, adverse claims and pledges, except for such liens, charges, adverse claims and pledges arising from the status or actions of Purchaser or as contemplated by this Agreement ("Liens"), and as a
                                                            -----
result of the sale of the Sale Debentures and Sale Claims hereby, Purchaser is obtaining good title to the Sale Debentures and Sale Claims free and clear of all Liens. When the certificates evidencing the Distribution Stock are delivered to or for the account of Purchaser on the Stock Delivery Date, Purchaser will acquire good and marketable title to the Distribution Stock free and clear of all Liens.

          Section 2.04  No Conflict.  Seller's execution, delivery, and
                        -----------
performance of this Agreement will not require any governmental, regulatory or third party consent (except as contemplated by the Plan) and will not contravene or conflict with (i) any law, statute, rule or regulation, judgment or order, writ, injunction or decree which is binding upon Seller or any of its Affiliates or its properties or assets, (ii) any provisions of the organizational documents of Sellers, or (iii) any agreement or undertaking to which Seller is a party or by which it or its assets is otherwise bound except for consents, contraventions or conflicts which would not have a material adverse effect on the ability of Seller to deliver the Sale Debentures and Sale Claims as contemplated herein or the ability of Purchaser to receive or Debtor to issue and deliver the Distribution Stock and the Distributions as contemplated hereby under the Plan in accordance with its terms; provided, however, that no representation is deemed made as to consents which may be required by the FCC or any contravention or conflict arising under the Federal Communications Act of 1934, as amended (the "Communications Act").

          Section 2.05  Amount of Series B Common Stock.  Assuming consummation
                        -------------------------------
of the Plan in accordance with its terms, as a result of the ownership of the 1993 Zero Coupon Notes and the 1992 Zero Coupon Notes, collectively Seller, Purchaser and Leon Black (the "Entities") will own at least 2,000,000 shares of Common Stock. To the knowledge of Seller, upon consummation of the Plan, Debtor will have outstanding approximately 10 million shares of Common Stock, approximately 5,611,606 of which will be Series B Common Stock. To the knowledge of Seller and assuming that the Purchaser receives Series B Common Stock in respect of the Zero Coupon Notes, the Distribution Stock will consist of approximately 450,000 shares of Series B Common Stock and approximately 50,000 shares of Series A Common Stock.

          Section 2.06  Other Representations.  The Plan was confirmed in July,
                        ---------------------
1994. To the knowledge of Seller, there have been no amendments or modifications to the Plan as confirmed which would have a material adverse effect on the sale of the securities contemplated by this Agreement, there have been no appeals from the order confirming the Plan and there has been no motion, filed to seek revocation of, nor has an order been entered revoking, the Plan.

       Section 3.  Representations and Warranties of Purchaser. Purchaser
                   -------------------------------------------
hereby represents and warrants to Seller that:


          Section 3.01  Due Organization; Authority.  Purchaser is a general
                        ---------------------------
partnership duly organized, validly existing and in good standing under the laws of California, and has all requisite partnership power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

          Section 3.02  Enforceability.  This Agreement has been duly
                        --------------
authorized, executed and delivered by Purchaser and constitutes the legal, valid and binding agreement of Purchaser, enforceable in accordance with its terms.

          Section 3.03  No Conflict.  Purchaser's execution, delivery, and
                        -----------
performance of this Agreement will not require any governmental, regulatory or third party consent (except as contemplated by the Plan) and will not contravene or conflict with (i) any law, statute, rule or regulation, judgment or order, writ, injunction or decree which is binding upon Purchaser or any of its properties or assets, (ii) any provisions of the organizational documents of Purchaser or (iii) any agreement or undertaking to which Purchaser is a party or by which it or its assets are otherwise bound except for consents, contraventions or conflicts which would not have a material adverse effect on the ability of Purchaser to deliver the Purchase Price as contemplated herein; provided, however, that no representation is deemed made as to consents which may be required by the FCC or any contravention or conflict arising under the Communications Act.

          Section 3.04  Investment Representations.  (a) Purchaser hereby
                        --------------------------
acknowledges that Purchaser is aware that Seller or its affiliates by reason of their relationship to Debtor may have had access to certain information (the "Information") which may be material regarding Debtor, its financial condition,
- ------------
results of operations, management, projections and businesses. Purchaser further agrees that Purchaser has conducted its own investigation, to the extent that Purchaser has determined necessary or desirable regarding Debtor, and that Purchaser has determined to enter into and complete this transaction based on, among other things, such investigation.

             (b) Purchaser understands and represents that it is purchasing the Sale Debentures and Sale Claims for its own account and not with a view to or for sale or distribution that would be in violation of the Securities Act of 1933, as amended.

             (c) Purchaser is an "accredited investor" as such term is defined in Rule 501 of Regulation D under the Act, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the acquisition of the Sale Debentures and Sale Claims, and having had access to, or having been furnished with, all such information as he has considered necessary, has concluded that he is able to bear those risks.

             (d) Purchaser represents that the Sale Debentures and Sale Claims were not offered or sold to Purchaser by any form of general solicitation or general advertising.

             (e) Purchaser represents that all beneficial interests in capital stock or other voting or equity interests in Purchaser are owned by U.S. citizens or by entities formed under the laws of the U.S. in which all beneficial interests, directly or indirectly, in capital stock or other voting or equity interests is owned by U.S. citizens and Purchaser agrees to take such actions, if any, as may be required by the Federal Communications Commission to bring its ownership interests into compliance with applicable law (including, if no other remedy exists, reducing its ownership interest in Telemundo Group, Inc.).

       Section 4.  Certain Covenants.
                   -----------------

             (a)  Reasonable Best Efforts.  Subject to the terms of this
                  -----------------------
Agreement, each of Seller and Purchaser shall use its reasonable best efforts to take, or cause to be taken, all actions reasonably necessary, proper or advisable under applicable law, including such additional actions as may be reasonably requested by the other party hereto, to more fully effectuate the transactions contemplated by this Agreement. In the event at any time any further action is necessary or desirable to carry out the purposes of this Agreement, the parties hereto shall use their reasonable best efforts to take such action.

             (b)  Costs and Expenses.  Each of Seller and Purchaser shall be
                  ------------------
solely responsible for all costs and expenses (including legal expenses) incurred by it with respect to the negotiation and preparation of this Agreement and the transactions contemplated hereby, provided, that Seller shall indemnify Purchaser in respect of and promptly pay all reasonable actual legal fees and expenses of Purchasers' legal counsel in representing Purchaser and in negotiating and documenting this transaction through and including the date this agreement is filed.

             (c)  Certain Rights.  The parties agree that nothing contained
                  --------------
herein shall in any way restrict the rights or abilities of Seller or its affiliates and agents, from taking any action any of them deems necessary or appropriate with respect to the Plan or the Case, including voting (or causing the Trustee to vote, if applicable), the Sale Debentures and Sale Claims as it may determine, provided, that nothing herein shall negate any of Sellers' express obligations under this Agreement.

             (d)  Certain Notices.  If requested by Seller, Purchaser will
                  ---------------
promptly execute, deliver and/or fill such notices, stipulations and any related documents as and when Seller believes reasonably necessary in order to permit Purchaser to be treated as the record holder of the Sale Debentures and Sale Claims or as of any record date for distributions in the Reorganization.

             (e)  Voting Sale Debentures.  In the event that any vote or consent
                  ----------------------
of the Sale Debentures and Sale Claims is sought in respect of the Plan (or any substitute or amended plan) or any other matter, Purchaser agrees to vote the Sale Debentures and Sale Claims in such manner as Seller shall request.

       Section 5.  Termination.  In the event that the Consummation Date
                   -----------
shall not have occurred by December 31, 1994, then either Seller or Purchaser, by written notice given to the other party, may terminate this Agreement. In the event that certificates representing the Distribution Stock are not delivered to Purchaser or for Purchaser's account by January 31, 1995, or in the event that the Distributions have not been delivered to Seller by January 31, 1995, then in either such case, Seller or Purchaser, by written notice given to the other party, may terminate this Agreement. In the event of termination of this Agreement in accordance with its terms, Purchaser shall immediately transfer the Sale Debentures and Sale Claims (and any proceeds thereon) to Seller, together with any evidence of transfer that Seller shall reasonably request and Seller shall return any of the Cash Amount that has been delivered to it. Neither Seller nor Purchaser shall have any further obligation to the other after these deliveries have been made except for a willful breach by a party of its obligations hereunder.

       Section 6.  Miscellaneous.
                   -------------

          Section 6.01  Notices.  All notices or other communications required
                        -------
or permitted hereunder shall be sufficiently given (i) if delivered personally,
(ii) when transmitted via telecopy to the telecopier number as the parties may from time to time provide (with hard copy following), or (iii) the day following the day on which the same has been delivered prepaid to a national overnight air courier service addressed to the address as the parties may from time to time provide.

          Section 6.02  Governing Law.  This Agreement and all rights conferred
                        -------------
and obligations imposed hereunder shall be interpreted and construed in accordance with the laws and internal judicial decisions of the State of New York, without giving effect to the conflicts of laws rules thereof.

          Section 6.03  Entire Agreement; Counterparts.  This Agreement (i)
                        ------------------------------
embodies the entire agreement between the parties relating to the subject matter hereof, supersedes all prior agreements and understandings between such parties, if any, relating to the subject matter hereof, and may be amended only by an instrument in writing executed jointly by each party hereto, and (ii) may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

          Section 6.04  Assignment; Survival.  The terms of this Agreement
                        --------------------
shall be binding upon, and shall inure to the benefit of, Seller, Purchaser, and their respective successors and assigns. All representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement and the purchase and sale of the Sale Debentures and Sale Claims.

          Section 6.05  Certain Limitation.  Neither party shall be liable for
                        ------------------
damages to the other party or any third person as a result of a breach or termination of this Agreement, except that if a party willfully and in bad faith breaches any provision of this Agreement, the other party shall be entitled to seek damages resulting from such willful, bad faith breach, but in no event shall a party be liable for consequential or punitive damages.

          Section 6.06  Headings.  The captions and headings in this Agreement
                        --------
are for convenience only and shall not affect the interpretation or construction of this Agreement.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed, each by its duly authorized officer or representative, all on the day and year first above written.


                                      HERNANDEZ PARTNERS


                                      By:                            ,
                                         ----------------------------
                                            a General Partner


                                      TLMD PARTNERS II, L.L.C.

                                      By:  AIF II, L.P. its Manager

                                      By:  Apollo Advisors, L.P.,
                                         its Managing General Partner

                                         By:       Apollo Capital
                                                   Management, Inc.,
                                                   its General Partner

                                         By:
                                            -------------------------
                                            Name:
                                            Title:

                               December 29, 1994



     Reference is made to the Agreement to Purchase Securities and Claims, dated as of December 21, 1994, by and between Hernandez Partners ("Purchaser") and TLMD Partners II, L.L.C. ("Seller") (the "Agreement"). Capitalized terms used and not defined herein shall have the meaning ascribed to them in the Agreement.

     The Purchaser and Seller agree that the amount of Distribution Stock received by Purchaser pursuant to the consummation of the Plan is intended to be less than 5% of the Debtor's outstanding shares of Common Stock and that Purchaser shall not be deemed to have acquired any shares of Common Stock equal to or greater than such 5%. Therefore, notwithstanding anything else contained in the Agreement to the contrary, if required pursuant to the terms herein. Purchaser shall transfer to Seller immediately upon receipt by Purchaser, an amount of Series A Common Stock received by Purchaser as Distribution Stock so that as a result of such transfer Purchaser will own in the aggregate one share less than 5% of the Debtor's outstanding shares of Common Stock immediately after consummation of the Plan.

     Seller and Purchaser shall adjust the Cash Amount of the Purchase Price to be paid by Purchaser as a result of the above transfer.

     This letter agreement may be executed in counterparts, each of which constitute, collectively, one agreement.

                                                   HERNANDEZ PARTNERS


                                                   By: ___________________
                                                       A general partner


                                                   TLMD PARTNERS II, L.L.C.

                                                   By:  AIF II, L.P. its Manager

                                                   By:  Apollo Advisors, L.P.
                                                        its Managing General
                                                        Partner

                                                   By:___________________
                                                      Name
                                                      Title: